UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  May 10, 2018
(Date of earliest event reported: May 7, 2018)
______________

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
______________

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) (Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective May 8, 2018, Havertys board of directors, based on the recommendation of the Nominating and Corporate Governance Committee, approved an amendment to the Company's Amended and Restated Bylaws.  The primary purpose of the amendment is to create a new board committee and consolidate the responsibilities of two existing board committees.  The newly formed Nominating, Compensation and Governance Committee combines the current Executive Compensation and Employee Benefits Committee and the Nominating and Corporate Governance Committee duties and powers.
The Amended and Restated Bylaws, as amended, are attached as Exhibit 3.1 hereto and incorporated by reference herein.

Item 5.07     Submission of Matters to a Vote of Security Holders.
(a)  On May 7, 2018, Havertys held its annual meeting of stockholders. In the election of directors, the holders of shares of Class A common stock and common stock vote as separate classes in accordance with the Company's Charter.  For all other matters, the holders of shares of common stock and Class A common stock vote together as a single class and holders of common stock are entitled to one vote for each share of stock and holders of Class A common stock are entitled to ten votes for each share of stock.  At the meeting of stockholders, a plurality of votes is required in the election of each class of directors and for all other matters approval requires an affirmative vote of a combined majority of the votes cast.

(b)  Represented at the meeting in person or by proxy were 1,699,380 shares of Class A common stock, or approximately 96.15% of eligible Class A common stock, and 18,198,575 shares of common stock, or approximately 93.82% of eligible common stock shares.

The final voting results for each proposal, each of which is described in greater detail in Havertys' definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2018, follow below:

Proposal 1:  Election of Class A common stock directors.
   The holders of Class A common stock elected all six director nominees at the annual meeting to serve a one-year term.  The voting results were as follows:

Nominee	For	Withheld	Broker Non-Vote

John T. Glover	1,563,629	8,485	127,266
Rawson Haverty, Jr.	1,565,735	6,379	127,266
Mylle Mangum	1,565,779	6,335	127,266
Vicki R. Palmer	1,565,779	6,335	127,266
Clarence H. Smith	1,563,629	8,485	127,266
Al Trujillo	1,563,629	8,485	127,266

Proposal 1:   Election of common stock directors.

The holders of common stock elected all two director nominees at the annual meeting to serve a one-year term.  The voting results were as follows:

Nominee	For	Withheld	Broker Non-Vote

L. Allison Dukes	16,632,635	37,278	1,528,662
Fred L. Schuermann	15,934,839	735,074	1,528,662

Proposal 2:   Ratification of Grant Thornton LLP as our independent auditor.
The stockholders ratified the selection of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2018.  The voting results were as follows:

	For	Against	Abstain	Broker Non-Vote
Ratification of Grant Thornton LLP	35,069,055	122,687	633	—

Item 9.01     Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

3.1	Amended and Restated Bylaws effective May 8, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.

May 10, 2018	By:
Jenny Hill Parker Senior Vice President, Finance, Secretary and Treasurer